Exhibit 99.1

Powerfleet Reports Third Quarter and Nine Month 2023 Financial Results

Q3 2023 total revenue increased 7% sequentially to $34.2 million, marking the highest revenue performance in four quarters

Company’s SaaS-centric business model transformation continues at pace with high-margin service revenue increasing 11% in Q3 2023 and 14% for the year to date compared to prior year periods (constant currency)

AEBITDA increased threefold following the execution of annualized $4 million cost reduction measures to absorb AI and data science talent acquired with the Movingdots transaction

North America total business grew 12% year over year in the quarter leading to service revenue YTD growth of15%, reflecting the adoption of the Unity data platform for new and existing customers

Previously announced transformative business combination with MiX Telematics expected to double revenue and provide the foundation for future Rule of 40 financial performance

WOODCLIFF LAKE, NJ – November 9, 2023 – Powerfleet, Inc. (Nasdaq: PWFL), reported results for the third quarter and nine months ended September 30, 2023.

THIRD QUARTER 2023 FINANCIAL AND OPERATIONAL HIGHLIGHTS

●	Business returned to topline growth with revenue of $34.2 million, up 7% sequentially with the increase of new sales centered on Unity and safety led solutions outstripping the shuttering low value and non-core business.

●	Service revenue increased 11% year-over-year (constant currency) to $21.0 million, or 62% of total revenue, demonstrating the company’s transformation to a SaaS centric business model.

●	Product revenue increased 19% sequentially and product gross margin expanded to 33% from 22% in the prior quarter, showcasing the company’s strategy to pivot selling high-margin products that drive enduring SaaS revenue.

●	Total North American business revenue increased 12% year-over-year, with service revenue growing by15% year to date fueled by Unity data platform success.

●	Adjusted EBITDA totaled $2.0 million; three times higher than Q2 2023 following cost reduction activities of $4 million per year absorbing the incremental operating expenses from the Q1 2023 Movingdots acquisition.

●	Subscriber count increased 8% year-over-year, totaling 707,342 at quarter end.

MANAGEMENT COMMENTARY

“These highly satisfying quarterly results underscore remarkable execution by our global team and are particularly impressive as they were achieved during our pursuit and signing of a transformative business combination with MiX Telematics,” said Powerfleet CEO Steve Towe.

“Business expansion continues to be led by North America with total revenue increasing by an impressive 12% in the quarter and 15% for the first nine months of the year. This performance provides compelling proof points of the adoption of our Unity data integration platform and its potential to drive meaningful recurring SaaS revenues and best-in-class net dollar retention. The success of our Powerfleet business model transformation, shifting focus from devices to the Unity SaaS platform, was always expected to be evident in quarters rather than months. We made bold strategic choices to close out non-core and low-margin product lines while strengthening the pipeline of SaaS-centric offerings to enable high quality revenue growth. I am delighted to share that we have now moved past the expected inflection point with our Q3 results posting a 7% sequential increase in total revenue, and the highest revenue performance in four quarters.”

“Our announced combination with MiX is a game changer and meets multiple strategic objectives for the company, deepening our opportunity to create meaningfully increased shareholder value while simultaneously addressing the current balance sheet overhang. We are excited about the business combination and the momentum we are building and look forward to sharing more about our future vision for shareholder value creation, the integration strategy, growth drivers, go-to-market approach, technology roadmap, and financial targets for the combined business during our Investor Day.”

David Wilson, Powerfleet CFO, added: “We are successfully executing our strategic priorities to build a high-value business focused on high-quality, recurring SaaS revenue. Our Q3 performance is a clear testament to our transformation, both financially and operationally. Notably, our rapid execution of strategic measures, including a $4 million cost-cutting initiative for Movingdots, directly led to a threefold increase in adjusted EBITDA.”

KEY THIRD QUARTER 2023 FINANCIAL RESULTS

Total revenue was $34.2 million, compared to $34.3 million in the same year-ago period, an increase of 5% on a constant currency basis with $2.0 million of low value product revenue actively shed from the business and replaced with high margin service revenue which increased by 11% on a constant currency basis.

Gross profit margin of 50.1%, was in line with the prior year period with improved product margins offset by the commencement of depreciation expense for the Unity platform.

Operating expenses were $20.4 million compared to $18.4 million in the same year-ago period. Current year operating expenses included $1.4 million in one-time rationalization and deal costs related to the announced business combination with Mix Telematics; and $1.2 million in Movingdots’ run rate expense.

Net loss attributable to common stockholders totaled $(5.0) million, or $(0.14) per basic and diluted share (based on 35.7 million weighted average shares outstanding) while adjusted EBITDA, a non-GAAP metric, totaled $2.0 million. See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income (loss).

Powerfleet had $19.6 million in cash and cash equivalents and a working capital position of $34.5 million at quarter-end.

INVESTOR CONFERENCE CALL

Powerfleet management will discuss these results and business outlook on a conference call today (Thursday, November 9, 2023) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

Powerfleet management will host the presentation, followed by a question-and-answer session.

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 531533

Webcast: https://www.webcaster4.com/Webcast/Page/2467/49375

The conference call will be available for replay here and via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact Powerfleet’s investor relations team at 949-574-3860.

INVESTOR DAY

As previously announced, Powerfleet and MiX Telematics are hosting a joint Investor Day for financial analysts and institutional investors on Thursday, November 16 at The InterContinental New York Barclay hotel in New York, NY.

Powerfleet and MiX Telematics leadership teams will share the strategic rationale and expected benefits for the previously announced business combination, which will create one of the largest mobile asset Internet of Things (IoT) Software-as-a-Service (SaaS) providers in the world. Senior leaders from the Powerfleet and MiX organizations will present the vision, integration strategy, growth drivers, go-to-market approach, Unity platform and AI roadmap, customer success stories, and financial targets for the combined business, followed by a live Q&A.

In-person attendance is by invitation only. For those who would like to attend the event in-person, please contact respectively Powerfleet’s investor relations team at PWFL@gateway-grp.com or MiX’s investor relations team at MiXT@gatewayir.com.

A live webcast will be available on the investor relations section of each company’s website. A replay of the webcast will be available shortly after the event concludes.

NON-GAAP FINANCIAL MEASURES

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Powerfleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and total revenue and service revenue excluding foreign exchange effect. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses and fluctuations in currency rates that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

POWERFLEET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED EBITDA FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2023	2022	2023

Net loss attributable to common stockholders	$(3,535,000)	$(4,969,000)	$(8,994,000)	$(5,749,000)
Non-controlling interest	1,000	-	3,000	3,000
Preferred stock dividend and accretion	1,235,000	1,295,000	3,647,000	3,867,000
Interest (income) expense, net	502,000	560,000	1,493,000	1,534,000
Other (income) expense, net	0	5,000	(1,000)	4,000
Income tax (benefit) expense	770,000	262,000	107,000	698,000
Depreciation and amortization	2,019,000	2,409,000	6,152,000	6,926,000
Stock-based compensation	1,070,000	1,100,000	3,156,000	2,785,000
Foreign currency translation	731,000	(72,000)	(959,000)	(1,014,000)
Severance related expenses	486,000	142,000	1,332,000	701,000
Gain on Bargain purchase - Movingdots	-	-	-	(7,517,000)
Acquisition Related Expenses	-	1,232,000	-	1,772,000
Adjusted EBITDA	$3,279,000	$1,964,000	$5,936,000	$4,010,000

ABOUT POWERFLEET

Powerfleet (Nasdaq: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.powerfleet.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to Powerfleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Powerfleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding the proposed transaction with MiX Telematics; prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the proposed transaction with MiX Telematics, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for Powerfleet’s products to continue to develop, the inability to protect Powerfleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, risks related to the proposed transaction with MiX Telematics and other risks detailed from time to time in Powerfleet’s filings with the Securities and Exchange Commission (the “SEC”), including Powerfleet’s most recent annual report on Form 10-K. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Powerfleet. Unless otherwise required by applicable law, Powerfleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction with MiX, Powerfleet intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Powerfleet and MiX and a prospectus of Powerfleet. Furthermore, Powerfleet intends to procure a secondary inward listing on the Johannesburg Stock Exchange to accommodate existing and future South African Shareholders.

Additionally, MiX intends to prepare a scheme circular for MiX shareholders in accordance with the Companies Act of South Africa (including the Companies Act Regulations, 2011 thereunder) and the JSE’s listings requirements with respect to a shareholder meeting at which MiX shareholders will be asked to vote on the proposed transaction. The scheme circular will be issued to MiX shareholders together with the proxy statement/prospectus. If you hold MiX ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX ADSs, you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting.

After Powerfleet’s registration statement has been filed and declared effective by the SEC, Powerfleet will send the definitive proxy statement/prospectus to Powerfleet stockholders entitled to vote at the meeting relating to the proposed transaction, and MiX will send the scheme circular, together with the definitive proxy statement/prospectus, to MiX shareholders entitled to vote at the meeting relating to the proposed transaction. MiX and Powerfleet may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN), THE SCHEME CIRCULAR AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Powerfleet and MiX once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Powerfleet or MiX make available copies of materials they file with, or furnish to, the SEC free of charge at https://ir.powerfleet.com and http://investor.mixtelematics.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Powerfleet, MiX and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Powerfleet and MiX in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Powerfleet’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Securityholders may obtain information regarding the names, affiliations and interests of MiX’s directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Powerfleet or MiX using the sources indicated above.

Powerfleet Investor Contact

Matt Glover

Gateway Group, Inc.

PWFL@gatewayir.com

(949) 574-3860

Powerfleet Media Contact

Andrea Hayton

Powerfleet, Inc.

ahayton@powerfleet.com

(610) 401-1999

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2023	2022	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$14,021,000	$13,147,000	$43,231,000	$36,563,000
Services	20,267,000	21,048,000	58,812,000	62,521,000

Total Revenues	34,288,000	34,195,000	102,043,000	99,084,000
Cost of revenue:
Cost of products	9,839,000	8,843,000	33,152,000	26,394,000
Cost of services	7,268,000	8,237,000	21,081,000	22,923,000

Total cost of revenues:	17,107,000	17,080,000	54,233,000	49,317,000

Gross Profit	17,181,000	17,115,000	47,810,000	49,767,000

Operating expenses:
Selling, general and administrative expenses	16,664,000	17,988,000	47,393,000	51,763,000
Research and development expenses	1,735,000	2,384,000	6,965,000	6,285,000

Total Operating Expenses	18,399,000	20,372,000	54,358,000	58,048,000

Loss from operations	(1,218,000)	(3,257,000)	(6,548,000)	(8,281,000)
Interest income	20,000	23,000	48,000	69,000
Interest expense	(522,000)	(583,000)	(1,541,000)	(1,603,000)
Gain on Bargain purchase - Movingdots	-	-	-	7,517,000
Foreign currency translation of debt	191,000	429,000	2,803,000	1,139,000
Other (expense) income, net	-	(24,000)	1,000	(22,000)

Net (loss) / income before income taxes	(1,529,000)	(3,412,000)	(5,237,000)	(1,181,000)

Income tax benefit (expense)	(770,000)	(262,000)	(107,000)	(698,000)

Net (loss) / income before non-controlling interest	(2,299,000)	(3,674,000)	(5,344,000)	(1,879,000)
Non-controlling interest	(1,000)	-	(3,000)	(3,000)

Net (loss) / income	(2,300,000)	(3,674,000)	(5,347,000)	(1,882,000)
Accretion of preferred stock	(168,000)	(167,000)	(504,000)	(503,000)
Preferred stock dividend	(1,067,000)	(1,128,000)	(3,143,000)	(3,364,000)

Net (loss) / income attributable to common stockholders	$(3,535,000)	$(4,969,000)	$(8,994,000)	$(5,749,000)

Net (loss) / income per share - basic	$(0.10)	$(0.14)	$(0.25)	$(0.16)

Net (loss) / income per share - diluted	$(0.10)	$(0.14)	$(0.25)	$(0.16)

Weighted average common shares outstanding - basic	35,406,000	35,653,000	35,375,000	35,602,000
Weighted average common shares outstanding - diluted	35,406,000	35,653,000	35,375,000	35,602,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	As of
	December 31, 2022	September 30, 2023
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,680,000	$19,297,000
Restricted cash	309,000	310,000
Accounts receivable, net	32,493,000	33,606,000
Inventory, net	22,272,000	21,055,000
Deferred costs - current	762,000	191,000
Prepaid expenses and other current assets	7,709,000	8,721,000
Total current assets	81,225,000	83,180,000

Fixed assets, net	9,249,000	10,222,000
Goodwill	83,487,000	83,487,000
Intangible assets, net	22,908,000	21,157,000
Right of use asset	7,820,000	6,490,000
Severance payable fund	3,760,000	3,427,000
Deferred tax asset	3,225,000	1,915,000
Other assets	5,761,000	6,228,000
Total assets	$217,435,000	$216,106,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$10,312,000	$12,137,000
Accounts payable and accrued expenses	26,598,000	28,109,000
Deferred revenue - current	6,363,000	6,101,000
Lease liability - current	2,441,000	2,286,000
Total current liabilities	45,714,000	48,633,000

Long-term debt, less current maturities	11,403,000	9,617,000
Deferred revenue - less current portion	4,390,000	4,804,000
Lease liability - less current portion	5,628,000	4,415,000
Accrued severance payable	4,365,000	4,142,000
Deferred tax liability	4,919,000	4,283,000
Other long-term liabilities	636,000	649,000

Total liabilities	77,055,000	76,543,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	57,565,000	59,176,000

STOCKHOLDERS’ EQUITY
Total Powerfleet, Inc. stockholders’ equity	82,737,000	80,324,000
Non-controlling interest	78,000	63,000
Total equity	82,815,000	80,387,000
Total liabilities and stockholders’ equity	$217,435,000	$216,106,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

	Nine Months Ended September 30,
	2022	2023
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net (loss) / income	$(5,347,000)	$(1,882,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	3,000	3,000
Gain on bargain purchase	-	(7,517,000)
Inventory reserve	177,000	619,000
Stock based compensation expense	3,156,000	2,785,000
Depreciation and amortization	6,152,000	6,926,000
Right-of-use assets, non-cash lease expense	2,071,000	1,900,000
Bad debt expense	102,000	1,161,000
Deferred taxes	107,000	674,000
Other non-cash items	660,000	172,000
Changes in:
Operating assets and liabilities	(8,795,000)	(5,073,000)

Net cash (used in) provided by operating activities	(1,714,000)	(232,000)

Cash flows from investing activities:
Acquisitions, net of cash assumed	-	8,722,000
Purchase of investment	-	(100,000)
Capitalized software development costs	-	(2,727,000)
Capital expenditures	(4,001,000)	(2,626,000)

Net cash (used in) investing activities	(4,001,000)	3,269,000

Cash flows from financing activities:
Payment of preferred stock dividend	-	(2,257,000)
Repayment of long-term debt	(4,279,000)	(3,986,000)
Short-term bank debt, net	3,949,000	4,995,000
Purchase of treasury stock upon vesting of restricted stock	(193,000)	(138,000)
Proceeds from exercise of stock options	-	37,000

Net cash (used in) provided by financing activities	(523,000)	(1,349,000)

Effect of foreign exchange rate changes on cash and cash equivalents	(3,510,000)	(70,000)
Net increase in cash, cash equivalents and restricted cash	(9,748,000)	1,618,000
Cash, cash equivalents and restricted cash - beginning of period	26,760,000	17,989,000

Cash, cash equivalents and restricted cash - end of period	$17,012,000	$19,607,000

CONSTANT CURRENCY

Constant currency information has been presented to illustrate the impact of changes in currency rates on the company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the company’s currencies. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. The company believes this provides a useful basis to measure the performance of its business as it removes distortion from the effects of foreign currency movements during the period; however, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. See the section above titled “Non-GAAP Financial Measures” for more information.

Due to a portion of the company’s customers who are invoiced in non-U.S. Dollar denominated currencies, the company also calculates subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on results of operations.

	Three Months Ended Sept 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Service Revenue:
Service Revenue as reported	$20,267	$21,048	$781	3.9%
Conversion impact of U.S. Dollar		$1,470	$1,470
Service revenue on a constant currency basis	$20,267	$22,518	$2,251	11.1%

	Three Months Ended Sept 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Product Revenue:
Product Revenue as reported	$14,021	$13,147	$(874)	(6.2%)
Conversion impact of U.S. Dollar		$154	$154
Product revenue on a constant currency basis	$14,021	$13,301	$(720)	(5.1%)

	Three Months Ended Sept 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Total Revenue:
Total Revenue as reported	$34,288	$34,195	$(93)	(0.3%)
Conversion impact of U.S. Dollar		$1,624	$1,624
Total revenue on a constant currency basis	$34,288	$35,819	$1,531	4.5%

	Nine Months Ended September 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Service Revenue:
Service Revenue as reported	$58,812	$62,521	$3,709	6.3%
Conversion impact of U.S. Dollar		$4,420	$4,420
Service revenue on a constant currency basis	$58,812	$66,941	$8,129	13.8%

	Nine Months Ended September 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Product Revenue:
Product Revenue as reported	$43,231	$36,563	$(6,668)	(15.4%)
Conversion impact of U.S. Dollar		$348	$348
Product revenue on a constant currency basis	$43,231	$36,911	$(6,320)	(14.6%)

	Nine Months Ended September 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Total Revenue:
Total Revenue as reported	$102,043	$99,084	$(2,959)	(2.9%)
Conversion impact of U.S. Dollar		$4,768	$4,768
Total revenue on a constant currency basis	$102,043	$103,852	$1,809	1.8%